UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               _________________


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                       March 16, 2005 (March 10, 2005)

                                Friedman's Inc.
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                     0-22356                    58-20583
(State or Other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                Number)              Identification No.)


                            171 Crossroads Parkway
                            Savannah, Georgia 31422
                   (Address of Principal Executive Offices)

                                (912) 233-9333
             (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

     On March 10, 2005, Friedman's Inc. (the "Company") obtained approval in its chapter 11 reorganization from the United States Bankruptcy Court for the Southern District of Georgia, Savannah Division (the "Bankruptcy Court"), to close up to 164 underperforming stores in 17 states and sell in excess of $25 million of inventory through a Bankruptcy Court-approved disposition process (the "Store Closing Program"), and for certain other relief, as previously announced by the Company. A copy of the Bankruptcy Court's order dated March 10, 2005 (the "March 10th Order") is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

     In the March 10th Order, the Bankruptcy Court also approved that certain Agency Agreement (the "Agency Agreement"), dated as of March 10, 2005, between the Company, on behalf of itself and its affiliated debtors and debtors-in-possession, and GSNW, LLC (the "Agent"). The Agency Agreement sets forth the terms and conditions pursuant to which the Company appoints the Agent as the exclusive store closing agent in connection with the sale of all merchandise and certain of the fixtures, furniture and equipment located at stores to be closed by the Company as part of the Store Closing Program.

     In exchange for certain fees, proceeds and rights in connection with the store closing sales merchandise, the Agent agrees to conduct the store closing sales pursuant to the terms of the Agency Agreement. Subject to a final determination of the aggregate cost value of the store closing sales merchandise, the Agent agrees to pay the Company guaranteed payments equal to 41% of the aggregate cost value of the store closing sales merchandise, plus an amount sufficient to pay certain expenses incurred in connection therewith. The Agent is entitled to a 2% fee based on the aggregate cost value of the store closing sales merchandise. To the extent that the proceeds of the store closing sales exceed the sum of (i) the guaranteed payments and expenses to which the Company is entitled and (ii) the Agent's fee, the additional proceeds will be shared 60% to the Company and 40% to the Agent. All unsold merchandise following the termination of the store closing sales, shall become the property of the Agent free and clear from all liens, claims and encumbrances. Subject to certain limitations, the Agent is permitted to augment the Company's store closing sales merchandise at its sole expense. The Company is entitled to payment of 3% of the proceeds from the sale of augmented merchandise, which the Agent guarantees to be not less than $300,000. The foregoing description is qualified in its entirety by reference to the Agency Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.05     Costs Associated With Exit or Disposal Activities.

     The Company is expected to complete the Store Closing Program immediately following the conclusion of inventory liquidation sales. Such liquidation sales commenced on March 11, 2005 and must be completed on or prior to June 17, 2005, unless extended by the Bankruptcy Court. The decision to close the stores followed a review of the Company's existing store operations as part of its reorganization strategy to improve operations and financial performance.

     The closings were authorized by the Company's Board of Directors on February 14, 2005 and communicated to affected employees on February 15, 2005. The Company anticipates it will incur losses applicable to the Store Closing Program of approximately $12 million related to the sale of clearance inventory below cost and approximately $12 million of ordinary course doubtful accounts. Such costs will be charged against prior year reserves for inventory obsolescence and doubtful accounts, respectively.

     In addition, the Company expects to incur pretax estimated expenses of approximately $35 million in conjunction with the store closings. Such expenses are anticipated to include the following: (i) fixed asset disposal costs of approximately $10 million; (ii) a loss on sale of non-clearance inventory below cost of approximately $9 million; (iii) an increase in doubtful accounts of approximately $6 million, (iv) lease rejection claims of up to approximately $7 million (absent any assignment); (v) employee termination benefits of approximately $2 million; and (vi) other one-time store closure costs of approximately $1 million.

     The aforementioned costs will be recorded in the second quarter of the current fiscal year. Employee termination benefits costs and the other one time store closure costs will result in future cash expenditures. Any lease rejection claims costs will be addressed as part of a plan of reorganization to be filed by the Company with the Bankruptcy Court at a later date. The actual amount of such lease rejection claims costs will not be known until all landlords' proofs of claims are liquidated and settled in connection with the confirmation of a plan of reorganization by the Bankruptcy Court.

     The aforementioned estimated losses and estimated expenses reflect numerous assumptions with respect to future matters, many of which are inherently uncertain and beyond the control of the Company. Accordingly, actual amounts may prove to be higher or lower than the estimated amounts set forth above.

     Some of the statements included in this Current Report on Form 8-K, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements and the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to obtain use of cash collateral and/or debtor-in-possession (DIP) financing pursuant to the terms of such agreements; court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and United States Attorney's Office for the Eastern District of New York investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company's common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company's public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of the Company's common stock (both Series A and Series B common stock) and other equity interests (such as options and warrants) should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified in chapter 11 of title 11 of the United States Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company's common stock or any claims relating to pre-petition liabilities and/or other interests in the Company such as warrants convertible into equity interests.

Item 2.06     Material Impairments.

     The information set forth above in Item 2.05 of this Current Report on Form 8-K is hereby incorporated by reference into this Item.

Item 9.01.    Financial Statements and Exhibits.

      (c)    Exhibits.

         The following exhibits are filed as part of this report:

Exhibit           Description
Number
-------           -----------

Exhibit 10.1 Agency Agreement, dated as of March 10, 2005, by and between GSNW, LLC and Friedman's Inc., on behalf of itself and its affiliated debtors and debtors-in-possession

Exhibit 99.1 Final Order of the U.S. Bankruptcy Court for the Southern District of Georgia, Savannah Division, filed March 10, 2005, (A) Approving Store Closing Sales, (B) Authorizing the Debtors to Enter Into Merchandise Disposition Agreement, (C) Approving Employee Retention Program and (D) Granting Other Relief


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FRIEDMAN'S INC.


Date:    March 16, 2005                     By:  /s/ Ken Maher
                                               ---------------------------------
                                                 Ken Maher
                                                 Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number                Description
------                -----------

Exhibit 10.1 Agency Agreement, dated as of March 10, 2005, by and between GSNW, LLC and Friedman's Inc., on behalf of itself and its affiliated debtors and debtors-in-possession

Exhibit 99.1 Final Order of the U.S. Bankruptcy Court for the Southern District of Georgia, Savannah Division, filed on March 10, 2005, (A) Approving Store Closing Sales, (B) Authorizing the Debtors to Enter Into Merchandise Disposition Agreement, (C) Approving Employee Retention Program and (D) Granting Other Relief